Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No.333-62069) and Form S-8 (No's.33-60871, 333-74213,
333-74215, 333-56066) of Concord EFS, Inc. of our report dated April 23, 1999 relating to the financial statements of Honor Technologies, Inc., which appears in the Current Report on Form 8-KA of Concord EFS, Inc. dated April 16, 2001.

/s/ PricewaterhouseCoopers LLP

Orlando, Florida
April 12, 2001